                                                                     EXHIBIT 4.1

================================================================================



                                Serial Indenture

                            Dated as of {DATE}, 1995

                                     AMONG

                  CALIFORNIA PETROLEUM TRANSPORT CORPORATION,

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                    as Indenture Trustee,

                                      AND

                              CHEVRON CORPORATION

                                   __________


                                  $167,500,000

                     Serial First Preferred Mortgage Notes
                      Maturing Serially from 1996 to 2006



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

                               TABLE OF CONTENTS

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PARTIES.....................................................................  1

RECITALS....................................................................  1



                                  ARTICLE ONE

                                  DEFINITIONS.

SECTION 1.1  Certain Terms Defined..........................................  2

                                  ARTICLE TWO

                           ISSUE, EXECUTION, FORM AND
                     REGISTRATION OF SERIAL MORTGAGE NOTES.

SECTION 2.1. Authentication and Delivery of
               Serial Mortgage Notes........................................ 10
SECTION 2.2. Execution of Serial Mortgage Notes............................. 11
SECTION 2.3. Certificate of Authentication.................................. 12
SECTION 2.4. Form, Denomination and Date of
               Serial Mortgage Notes; Payments of Interest.................. 12
SECTION 2.5. Registration, Transfer and Exchange............................ 13
SECTION 2.6. Mutilated, Defaced, Destroyed, Lost and
               Stolen Serial Mortgage Notes................................. 14
SECTION 2.7. Cancellation of Serial Mortgage Notes;
               Destruction Thereof.......................................... 15
SECTION 2.8. Temporary Serial Mortgage Notes................................ 16
SECTION 2.9. Serial Mortgage Notes Issuable in Global
               Form; Depository............................................. 16
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                                 ARTICLE THREE

                                   COVENANTS
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SECTION 3.1. Payment of Principal and Interest.............................. 18
SECTION 3.2. Offices for Payments, etc...................................... 19
SECTION 3.3. Appointment to Fill a Vacancy in Office of
               Indenture Trustee............................................ 19
SECTION 3.4. Paying Agents.................................................. 19
SECTION 3.5. Reports by California Petroleum................................ 20
SECTION 3.6. Reports by the Indenture Trustee............................... 21
SECTION 3.7. Serial Noteholders' Lists...................................... 21
SECTION 3.8. Negative Covenants............................................. 21
SECTION 3.9. Reports by Chevron............................................. 22

                                  ARTICLE FOUR

                     REMEDIES OF THE INDENTURE TRUSTEE AND
               SERIAL NOTEHOLDERS ON INDENTURE EVENT OF DEFAULT.

SECTION 4.1.  Indenture Event of Default Defined; Acceleration
               of Maturity; Waiver of Default............................... 23
SECTION 4.2.  Collection of Indebtedness by Indenture Trustee;
               Indenture Trustee May Prove Debt............................. 26
SECTION 4.3.  Application of Proceeds....................................... 28
SECTION 4.4.  Suits for Enforcement......................................... 29
SECTION 4.5.  Restoration of Rights on Abandonment of Proceedings........... 29
SECTION 4.6.  Limitations on Suits by Serial Noteholders.................... 29
SECTION 4.7.  Powers and Remedies Cumulative; Delay or Omission Not
               Waiver of Default............................................ 30
SECTION 4.8.  Control by Serial Noteholders................................. 31
SECTION 4.9.  Waiver of Past Defaults....................................... 31
SECTION 4.10. Enforcement Notice............................................ 32

                                  ARTICLE FIVE

                       CONCERNING THE INDENTURE TRUSTEE.

SECTION 5.1.  Duties and Responsibilities of the Indenture Trustee;
               During Default; Prior to Default............................. 33
SECTION 5.2.  Certain Rights of the Indenture Trustee....................... 35

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SECTION 5.3.  Indenture Trustee Not Responsible for Recitals,
               Disposition of Serial Mortgage Notes or
               Application of Proceeds Thereof.............................. 36
SECTION 5.4.  Indenture Trustee and Agents May Hold Serial,
               Mortgage Notes; Collections, etc............................. 36
SECTION 5.5.  Moneys Held by Indenture Trustee.............................. 36
SECTION 5.6.  Compensation and Expenses..................................... 37
SECTION 5.7.  Right of Indenture Trustee to Rely
               on Officers' Certificate, etc................................ 38
SECTION 5.8.  Persons Eligible for Appointment
               as Indenture Trustee......................................... 38
SECTION 5.9.  Resignation and Removal; Appointment
               of Successor Indenture Trustee............................... 39
SECTION 5.10. Acceptance of Appointment by
               Successor Indenture Trustee.................................. 40
SECTION 5.11. Merger, Conversion, Consolidation
               or Succession to Business of
               Indenture Trust.............................................. 41

                                  ARTICLE SIX

                       CONCERNING THE SERIAL NOTEHOLDERS.

SECTION 6.1. Evidence of Action Taken by Serial
               Noteholder................................................... 41
SECTION 6.2. Proof of Execution of Instruments
               and of Holding of Serial Mortgage
               Notes; Record Date........................................... 42
SECTION 6.3. Holders to Be Treated as Owners................................ 42
SECTION 6.4. Serial Mortgage Notes Deemed Not
               Outstanding.................................................. 42
SECTION 6.5. Right of Revocation of Action Taken............................ 43

                                 ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES.

SECTION 7.1. Supplemental Indentures Without
               Consent of Serial Noteholders................................ 43
SECTION 7.2. Supplemental Indentures With Consent
               of Serial Noteholders........................................ 44
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SECTION 7.3. Effect of Supplemental Indenture............................... 45
SECTION 7.4. Documents to Be Given to Indenture Trustee..................... 46
SECTION 7.5. Notation on Serial Mortgage Notes
               in Respect of Supplemental Indentures........................ 46

                                 ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

SECTION 8.1. Covenant Not to Merge, Consolidate,
               Sell or Convey Property Except
               Under Certain Conditions..................................... 46
SECTION 8.2. Successor Corporation Substituted.............................. 47
SECTION 8.3. Opinion of Counsel to Indenture Trustee........................ 47

                                  ARTICLE NINE

                         SATISFACTION AND DISCHARGE OF
                      SERIAL INDENTURE; UNCLAIMED MONEYS.

SECTION 9.1. Satisfaction and Discharge
               of Serial Indenture.......................................... 47
SECTION 9.2. Application by Indenture Trustee
               of Funds Deposited for Payment
               of Serial Mortgage Notes..................................... 48
SECTION 9.3. Repayment of Moneys Held by Paying Agent....................... 48
SECTION 9.4. Return of Moneys Held by Indenture Trustee
               And Paying Agent Unclaimed for
               Two Years.................................................... 48

                                  ARTICLE TEN

                           MISCELLANEOUS PROVISIONS.

SECTION 10.1.  Incorporators, Stockholders,
               Officers and Directors of California
               Petroleum Exempt from Individual
               Liability; Chevron and Chevron
               Transport not obligated on
               Serial Mortgage Notes........................................ 49
SECTION 10.2.  Provisions of Serial Indenture for the

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               Sole Benefit of Parties and Serial
               Noteholders.................................................. 49
SECTION 10.3.  Successors and Assigns of California
               Petroleum Bound by Serial Indenture.......................... 49
SECTION 10.4.  Notices and Demands on California
               Petroleum Indenture Trustee and Serial
               Noteholders.................................................. 50
SECTION 10.5.  Officers' Certificates and Opinions
               of Counsel; Statements to Be Contained
               Therein                                                       50
SECTION 10.6.  Payments Due on Saturdays, Sundays and
               Holidays..................................................... 51
SECTION 10.7.  Conflict of Any Provision of Serial Indenture
               with Trust Indenture Act..................................... 52
SECTION 10.8.  New York Law to Govern....................................... 52
SECTION 10.9.  Counterparts................................................. 52
SECTION 10.10. Effect of Headings........................................... 52
SECTION 10.11. Designated Representative.................................... 52


                                 ARTICLE ELEVEN

                      REDEMPTION OF SERIAL MORTGAGE NOTES.

SECTION 11.1. Mandatory Redemption; Prices.................................. 53
SECTION 11.2. Notice of Redemption; Partial Redemptions..................... 53
SECTION 11.3. Payment of Serial Mortgage Notes Called
               for Redemption............................................... 54

                                 ARTICLE TWELVE

                                   SECURITY.
SECTION 12.1. Security...................................................... 55
SECTION 12.2. Recording, etc................................................ 55
SECTION 12.3. Protection of the Trust Estate................................ 57
SECTION 12.4. Release of Lien............................................... 57

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                                    EXHIBITS
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EXHIBIT A  -  Form of Serial Mortgage Note

EXHIBIT B  -  Form of Collateral Agreement

          THIS Serial Indenture, dated as of {DATE}, 1995 among CALIFORNIA PETROLEUM TRANSPORT CORPORATION, a Delaware corporation ("California Petroleum"), CHEMICAL TRUST COMPANY OF CALIFORNIA (the "Indenture Trustee") and CHEVRON CORPORATION, a Delaware corporation ("Chevron"),


                              W I T N E S E T H :

          WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article One hereof;

          WHEREAS, California Petroleum has duly authorized the issue of its Serial Mortgage Notes and, to provide, among other things, for the authentication, delivery and administration thereof, California Petroleum has duly authorized the execution and delivery of this Serial Indenture.

          WHEREAS, in order to secure its obligations under this Serial Indenture and the Term Indenture, California Petroleum is entering into the Collateral Agreement concurrently with this Serial Indenture;

          WHEREAS, in order to comply with the provisions of the Trust Indenture Act, it is necessary that Chevron be a party to this Serial Indenture;

          AND WHEREAS, all things necessary to make the Serial Mortgage Notes, when executed by California Petroleum and authenticated and delivered by the Indenture Trustee as in this Serial Indenture provided, the valid, binding and legal obligations of California Petroleum, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Serial Mortgage Notes by the holders thereof, California Petroleum, Chevron and the Indenture Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Serial Mortgage Notes as follows:

                                  ARTICLE ONE

                                  DEFINITIONS.

          SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Serial Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Serial Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Serial Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Serial Indenture as a whole and not to any particular Article, Section or other subdivision. All references to Articles or Sections refer to Articles or Sections of this Serial Indenture unless otherwise indicated. The terms defined in this Article include the plural as well as the singular.

          "Affiliate" means with respect to any Person (the "relevant Person")
(i) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person") or (ii) any Person (other than the relevant Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Allocated Principal Amount" means when used with reference to the Serial Mortgage Notes relating to any Vessel at any time, an aggregate principal amount of outstanding Serial Mortgage Notes equal to the aggregate principal amount of Serial Loans of the related Owner then outstanding.

          "Assignment of Earnings and Insurances" has the meaning set forth in the Collateral Agreement.

          "Assignment of Initial Charter" has the meaning set forth in the Collateral Agreement.

          "Assignment of Management Agreement" has the meaning set forth in the Collateral Agreement.

          "Assignment of Mortgage" has the meaning set forth in the Collateral Agreement.

          "Assignment of Vessel Purchase Agreement" has the meaning set forth in the Collateral Agreement.

          "Authorized Financial Officer" of any Person means the Chief Financial Officer, Treasurer or Controller of such Person.

          "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

          "Board of Directors" means either the Board of Directors of California Petroleum or any committee of such Board duly authorized to act hereunder.

          "Business Day" means any day except a Saturday or a Sunday or other day on which commercial banks are authorized by law to close in New York City or in the city and state where the principal offices of the paying agent appointed pursuant to Section 3.4 are located.

          "California Petroleum" means California Petroleum Transport Corporation, a Delaware corporation.

          "Casualty Account" has the meaning set forth in the Collateral Agreement.

          "Chevron" means Chevron Corporation, a Delaware corporation and, subject to Article Eight, its successors and assigns.

          "Chevron Transport" means Chevron Transport Corporation, a Liberian corporation.

          "Closing Date" means ____________, 1995.

          "Collateral" means the property in which the Collateral Trustee, in its own right or as assignee of California Petroleum, is granted a Lien from time to time under any Security Document, which lien or security interest has not been released in accordance with the terms of the Collateral Agreement or thereof.

          "Collateral Account" has the meaning set forth in the Collateral Agreement.

          "Collateral Agreement" means the Collateral Trust Agreement dated as of the date hereof among California Petroleum, the Owners, the Collateral Trustee, the Indenture Trustee and the Term Indenture Trustee, as the same may be amended from time to time.

          "Collateral Assignment of Initial Charter" has the meaning set forth in the Collateral Agreement.

          "Collateral Assignment of Initial Charter Guarantee" has the meaning set forth in the Collateral Agreement.

          "Collateral Trustee" means Chemical Trust Company of California, in its capacity as trustee under the Collateral Agreement, or any other Person acting from time to time as trustee under the Collateral Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Compulsory Acquisition" means requisition for title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any governmental authority.

          "Corporate Trust Office" means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Serial Indenture is dated, located at 50 California Street, 10th Floor, San Francisco, California, 94111.

          "Default" means any Indenture Event of Default or any event or condition which, with the giving of notice or lapse of time, or both would constitute an Indenture Event of Default.

          "Default Rate" means a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to 1.50% above LIBOR at the commencement of such period.

          "Depository" means the depository of the Global Securities representing the Serial Mortgage Notes and any successor to such Depository appointed pursuant to Section 2.9(c). The Depository initially shall be Depository Trust Company, a New York corporation.

          "Designated Representative" means the Person designated by California Petroleum pursuant to the Designated Representative Agreement, dated the date hereof, between California Petroleum and CalPetro Holdings to be California Petroleum's representative under Section 10.11 of this Serial Indenture. Initially, the Designated Representative is CalPetro Holdings Limited.

          "Enforcement Notice" means a notice delivered to the Collateral Trustee pursuant to Section 4.10.

          "Equity Account" has the meaning set forth in the Collateral
Agreement.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Global Security" means the Serial Mortgage Note or Notes registered in the name of the Depository or its nominee in accordance with Article Two and bearing the legend prescribed in Section 2.9(a).

          "Holder", "holder of Serial Mortgage Notes", "Serial Noteholder" or other similar terms means the registered holder of any Serial Mortgage Note.

          "Indenture Event of Default" means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

          "Indenture Trustee" means Chemical Trust Company of California, in its capacity as trustee under this Serial Indenture, or any other Person acting from time to time as trustee hereunder.

          "Initial Charter" has the meaning set forth in the Collateral
Agreement.

          "Initial Charter Guarantee" has the meaning set forth in the Collateral Agreement.

          "Initial Charterer" means, for each Initial Charter, Chevron Transport as the charterer thereunder, and any permitted successor or assignee thereof.

          "Initial Revenue Account" has the meaning set forth in the Collateral Agreement.

          "Issue of One Debenture" has the meaning set forth in the Collateral Agreement.

          "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a month period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 a.m., London time, on the date that is two London Banking Days preceding the date of calculation. Each of Chevron and the Indenture Trustee will select a reference bank and the third reference bank will be selected by Chevron and the Indenture Trustee together or, failing agreement, by the previously selected reference banks together.

          "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Serial Indenture, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan Agreements" means the Serial Loan Agreements and the Term Loan Agreements, collectively.

          "London Banking Day" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in London and New York.

          "Management Agreement" has the meaning set forth in the Collateral Agreement.

          "Mortgage" means, for each Vessel, the First Preferred Ship Mortgage or Statutory Mortgage and Deed of Covenants for such Vessel, as applicable, dated the date of the related Initial Charter, between the related Owner and California Petroleum, as the same may be amended from time to time.

          "Mortgage Event of Default" means, for any Mortgage, each of the events designated as an "Event of Default" in Section 5.01 of such Mortgage.

          "Officers' Certificate" means a certificate signed by a Responsible Officer of California Petroleum or Chevron, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.5.

          "Operating Account" has the meaning set forth in the Collateral Agreement.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel satisfactory to the Indenture Trustee (who may be an employee of or counsel to Chevron). Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.5, if and to the extent required hereby.

          "Original issue date" of any Serial Mortgage Note (or portion thereof) means the earlier of (a) the date of such Serial Mortgage Note or (b) the date of any Serial Mortgage Note (or portion thereof) for which such Serial Mortgage Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "Outstanding", when used with reference to Serial Mortgage Notes, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Serial Mortgage Notes authenticated and delivered by the Indenture Trustee under this Serial Indenture, except

          (a) Serial Mortgage Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

          (b) Serial Mortgage Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Indenture Trustee or with any paying agent, provided that if such Serial Mortgage Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Indenture Trustee shall have been made for giving such notice; and

          (c) Serial Mortgage Notes in substitution for which other Serial Mortgage Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Indenture Trustee is presented that any of such Serial Mortgage Notes is held by a person in whose hands such Serial Mortgage Note is a legal, valid and binding obligation of California Petroleum).

          "Owner" means CalPetro Tankers (Bahamas I) Limited, in the case of the Vessel m.t. Samuel Ginn, CalPetro Tankers (Bahamas II) Limited, in the case of the Vessel m.t. Condoleezza Rice, CalPetro Tankers (IOM) Limited, in the case of the Vessel m.t. Chevron Mariner, or CalPetro Tankers (Bahamas III) Limited, in the case of the Vessel m.t. William E. Crain.

          "Permitted Investments" has the meaning set forth in the Collateral Agreement.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pledged Stock" has the meaning set forth in the Collateral Agreement.

          "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Group and Duff & Phelps Credit Rating Co.

          "Related Security Documents" means, at any time, the Security Documents relating to an Owner and its Vessel for which the Initial Charters are in effect at such time and under which the first termination date has not occurred.

          "Responsible Officer" means the president or any other officer with authority of at least a vice president; or, in the case of the Indenture Trustee means an officer or assistant officer of the Indenture Trustee in its Corporate Trust Department.

          "Second Revenue Account" has the meaning set forth in the Collateral Agreement.

          "Secured Instruments" has the meaning set forth in the Collateral Agreement.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Security Documents" means the Collateral Agreement, the Loan Agreements, the Mortgages, the Assignments of Mortgage, the Assignments of Initial Charter, the Collateral Assignments of Initial Charter, the Assignments of Earnings and Insurances, the Assignments of Initial Charter Guarantee, the Collateral Assignments of Initial Charter Guarantee, the Assignments of Management Agreement, each Issue of One Debenture, the Stock Pledge, the Assignments of Vessel Purchase Agreements, and any additional security agreement, assignment or mortgage document entered into by California Petroleum from time to time in connection with the Secured Instruments or received by California Petroleum from any Owner in connection with such Owner's Loan Agreements.

          "Serial Indenture" means this Serial Indenture dated as of {DATE}, 1995 among California Petroleum, the Indenture Trustee, and, solely for purposes of the Trust Indenture Act, Chevron, as the same may be amended from time to time.

          "Serial Loan Agreement" means, for any Owner, the Serial Loan Agreement dated as of {DATE}, 1995 between such Owner and California Petroleum, as the same may be amended from time to time.

          "Serial Loans" has, for any Owner, the meaning set forth in the Serial Loan Agreement entered into by such Owner.

          "Serial Mortgage Note" or "Serial Mortgage Notes" means any Serial First Preferred Mortgage Note or Notes, as the case may be, authenticated and delivered under this Serial Indenture.

          "Stock Pledge" has the meaning set forth in the Collateral Agreement.

          "Term Indenture" means the Term Indenture dated as of {DATE}, 1995 between California Petroleum and the Term Indenture Trustee, as the same may be amended from time to time.

          "Term Indenture Trustee" means Chemical Trust Company of California or any other Person from time to time acting as the trustee under the Term Indenture.

          "Term Loan Agreement" means, for any Owner, the Term Loan Agreement dated as of {DATE}, 1995 between such Owner and California Petroleum, as the same may be amended from time to time.

          "Term Mortgage Notes" has the meaning set forth in the Term Indenture.

          "Termination Account" has the meaning set forth in the Collateral Agreement.

          "Total Loss" means (a) an actual or constructive or compromised or arranged total loss of a Vessel, (b) a Compulsory Acquisition of a Vessel or (c) if so declared by Chevron Transport at any time and in its sole discretion a requisition for hire of the Vessel for a period in excess of 180 days.

          "Trust Accounts" means the Initial Revenue Account, the Second Revenue Account, the Termination Account, the Operating Account, the Equity Account, the Sinking Fund Reserve Account, the Casualty Account and the Collateral Account.

          "Trust Estate" means the property rights and privileges described in the Granting Clause of the Collateral Agreement.

          "Trust Funds" means the funds deposited in the Trust Accounts.

          "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or any other applicable jurisdiction.

          "Vessel Purchase Agreement" has the meaning set forth in the Collateral Agreement.

          "Vessels" means, collectively, the four Suezmax-size tankers to be acquired by the Owners and chartered to the Initial Charterer pursuant to the Initial Charters.


                                  ARTICLE TWO

                           ISSUE, EXECUTION, FORM AND
                     REGISTRATION OF SERIAL MORTGAGE NOTES.

          SECTION 2.1 Authentication and Delivery of Serial Mortgage Notes. Upon the execution and delivery of this Serial Indenture, or from time to time thereafter, Serial Mortgage Notes in an aggregate principal amount not in excess of $167,500,000 (except as otherwise provided in Section 2.6) may be executed by California Petroleum and delivered to the Indenture Trustee for authentication, and an authorized officer of the Indenture Trustee shall thereupon authenticate and deliver said Serial Mortgage Notes to or upon the written order of California Petroleum, signed by both (a) its President or any Vice President and
(b) by its Treasurer or any Assistant Treasurer without any further action by California Petroleum.

          The Serial Mortgage Notes initially shall be issued in the aggregate principal amounts, interest rates and maturities stated below:

          $17,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 1996;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 1997;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 1998;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 1999;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2000;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2001;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2002;

          $18,160,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2003;

          $12,950,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2004;

          $7,740,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2005;   and

          $2,530,000 aggregate principal amount of __%
           Serial First Preferred Mortgage Notes Due 2006.

          SECTION 2.2 Execution of Serial Mortgage Notes. The Serial Mortgage Notes shall be signed on behalf of California Petroleum by both (a) its President or any Vice President and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of California Petroleum may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Serial Mortgage Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Serial Mortgage Note which has been duly authenticated and delivered by the Indenture Trustee.

          In case any officer of California Petroleum who shall have signed any of the Serial Mortgage Notes shall cease to be such officer before the Serial Mortgage Note so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by California Petroleum, such Serial Mortgage Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Serial Mortgage Note had not ceased to be such officer of California Petroleum; and any Serial Mortgage Note may be signed on behalf of California Petroleum by such persons as, at the actual date of the execution of such Serial Mortgage Note, shall be the proper officers of California Petroleum, although at the date of the execution and delivery of this Serial Indenture any such person was not such officer.

          SECTION 2.3 Certificate of Authentication. Only such Serial Mortgage Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Serial Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture Trustee upon any Serial Mortgage Note executed by California Petroleum shall be conclusive evidence that the Serial Mortgage Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Serial Indenture.

          SECTION 2.4 Form, Denomination and Date of Serial Mortgage Notes; Payments of Interest. The Serial Mortgage Notes and the Indenture Trustee's certificates of authentication shall be substantially in the form attached hereto as Exhibit A and incorporated by reference herein. The Serial Mortgage Notes shall be issuable as registered securities without coupons and in denominations provided for in such form of Serial Mortgage Note. The Serial Mortgage Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of California Petroleum executing the same may determine with the approval of the Indenture Trustee.

          Any of the Serial Mortgage Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Serial Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Serial Mortgage Notes are admitted to trading, or to conform to general usage.

          Each Serial Mortgage Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Serial Mortgage Note. Interest will accrue at the Default Rate on any overdue payment of principal of, interest or any other amount payable on any Serial Mortgage Note from the due date for such payment to the date such amount is paid in full and shall be payable on demand.

          The person in whose name any Serial Mortgage Note is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Serial Mortgage Note subsequent to the record date and prior to such interest payment date, except if and to the extent California Petroleum shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Serial Mortgage Notes are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of California Petroleum to the holders of Serial Mortgage Notes not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

          SECTION 2.5 Registration, Transfer and Exchange. The Indenture Trustee will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Serial Mortgage Notes as provided in this Article. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Indenture Trustee. Initially, California Petroleum designates the Indenture Trustee as registrar and transfer agent of the Serial Mortgage Notes.

          Upon due presentation for registration of transfer of any Serial Mortgage Note at each such office or agency, California Petroleum shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new Serial Mortgage Note or Serial Mortgage Notes in authorized denominations for a like aggregate principal amount.

          Any Serial Mortgage Note or Serial Mortgage Notes may be exchanged for a Serial Mortgage Note or Serial Mortgage Notes in other authorized denominations, in an equal aggregate principal amount. Serial Mortgage Notes to be exchanged shall be surrendered at each office or agency to be maintained by California Petroleum for the purpose as provided in Section 3.2, and California Petroleum shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Serial Mortgage Note or Serial Mortgage Notes which the Serial Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

          All Serial Mortgage Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by California Petroleum or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to California Petroleum and the Indenture Trustee duly executed by, the holder or his attorney duly authorized in writing.

          California Petroleum may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Serial Mortgage Notes. No service charge shall be made for any such transaction.

          California Petroleum shall not be required to exchange or register a transfer of (a) any Serial Mortgage Notes for a period of 15 days next preceding the first mailing of notice of redemption of Serial Mortgage Notes to be redeemed, or (b) any Serial Mortgage Notes selected, called or being called for redemption except, in the case of any Serial Mortgage Note where public notice has been given that such Serial Mortgage Note is to be redeemed in part, the portion thereof not so to be redeemed.

          All Serial Mortgage Notes issued upon any transfer or exchange of Serial Mortgage Notes shall be valid obligations of California Petroleum, evidencing the same debt, and entitled to the same benefits under this Serial Indenture, as the Serial Mortgage Notes surrendered upon such transfer or exchange.

          SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Serial Mortgage Notes. In case any temporary or definitive Serial Mortgage Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, California Petroleum in its discretion may execute, and upon the written request of any officer of California Petroleum, the Indenture Trustee shall authenticate and deliver, a new Serial Mortgage Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Serial Mortgage Note, or in lieu of and substitution for the Serial Mortgage Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Serial Mortgage Note shall furnish to California Petroleum and to the Indenture Trustee and any agent of California

Petroleum or the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Serial Mortgage Note and of the ownership thereof.

          Upon the issuance of any substitute Serial Mortgage Note, California Petroleum may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith. In case any Serial Mortgage Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, California Petroleum may, instead of issuing a substitute Serial Mortgage Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Serial Mortgage Note), if the applicant for such payment shall furnish to California Petroleum and to the Indenture Trustee and any agent of California Petroleum or the Indenture Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to California Petroleum and the Indenture Trustee and any agent of California Petroleum or the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Serial Mortgage Note and of the ownership thereof.

          Every substitute Serial Mortgage Note issued pursuant to the provisions of this Section by virtue of the fact that any Serial Mortgage Note is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of California Petroleum, whether or not the apparently destroyed, lost or stolen Serial Mortgage Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Serial Indenture equally and proportionately with any and all other Serial Mortgage Notes duly authenticated and delivered hereunder. All Serial Mortgage Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Serial Mortgage Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.7 Cancellation of Serial Mortgage Notes; Destruction Thereof. All Serial Mortgage Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to California Petroleum or any agent of California Petroleum or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be canceled by it; and no Serial Mortgage Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Serial Indenture. The Indenture Trustee shall destroy canceled Serial Mortgage Notes held by it and deliver a certificate of destruction to California Petroleum. If California Petroleum shall acquire any of the Serial Mortgage Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Serial Mortgage Notes unless and until the same are delivered to the Indenture Trustee for cancellation.

          SECTION 2.8 Temporary Serial Mortgage Notes. Pending the preparation of definitive Serial Mortgage Notes, California Petroleum may execute and the Indenture Trustee shall authenticate and deliver temporary Serial Mortgage Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Serial Mortgage Notes shall be issuable as registered Serial Mortgage Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Serial Mortgage Notes but with such omissions, insertions and variations as may be appropriate for temporary Serial Mortgage Notes, all as may be determined by California Petroleum with the concurrence of the Indenture Trustee. Temporary Serial Mortgage Notes may contain such reference to any provisions of this Serial Indenture as may be appropriate. Every temporary Serial Mortgage Note shall be executed by California Petroleum and be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Serial Mortgage Notes. Without unreasonable delay California Petroleum shall execute and shall furnish definitive Serial Mortgage Notes and thereupon temporary Serial Mortgage Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by California Petroleum for the purpose pursuant to Section 3.2, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Serial Mortgage Notes a like aggregate principal amount of definitive Serial Mortgage Notes of authorized denominations. Until so exchanged the temporary Serial Mortgage Notes shall be entitled to the same benefits under this Serial Indenture as definitive Serial Mortgage Notes.

          SECTION 2.9 Serial Mortgage Notes Issuable in Global Form; Depository. At the sole option of California Petroleum, this Section shall apply to the Serial Mortgage Notes, and to the extent that the provisions of this Section conflict with any other provisions of this Serial Indenture, the provisions of this Section shall control.

          (a) California Petroleum shall execute, and the Indenture Trustee shall authenticate and deliver, in each case in accordance with this Article, one or more Global Securities for each maturity specified in Section 2.1 which shall: (i) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Serial Mortgage Notes to be represented thereby, (ii) be registered in the name of the Depository or its nominee, (iii) be deposited with the Indenture

Trustee as custodian for the Depository and (iv) bear a legend substantially to the following effect: "Unless and until this Serial Mortgage Note is presented by an authorized representative of the Depository Trust Company ("DTC"), to California Petroleum Transport Corporation or its agents for registration of transfer, exchange or payment, and any Serial Mortgage Note issued is registered in the name of Cede & Co. or to such other entity or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co.), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful since the registered owner hereof, Cede & Co., has an interest herein." The notation of the record owner's interest in such Global Security upon the original issuance thereof shall be deemed to be delivered in connection with the original issuance of each beneficial owner's interest in such Global Security. Without limiting the foregoing, Chevron, California Petroleum and the Indenture Trustee shall have no responsibility, obligation or liability with respect to: (x) the maintenance, review or accuracy of the records of the Depository or of any of its participating organizations with respect to any ownership interest in or payments with respect to such Global Security, (y) any communication with or delivery of any notice (including notices of redemption) with respect to the Serial Mortgage Notes represented by the Global Security to any Person having any ownership interest in such Global Security or to any of the Depository's participating organizations or (z) any payment made on account of any beneficial ownership interest in such Global Security.

          (b) If any Serial Mortgage Note is issuable in the form of a Global Security or Securities, each such Global Security may provide that it shall represent the aggregate amount of Outstanding Serial Mortgage Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Serial Mortgage Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount of Outstanding Serial Mortgage Notes represented thereby shall be made by the Indenture Trustee and in such a manner as shall be specified on such Global Security. Any instructions by California Petroleum with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 10.5 of this Serial Indenture.

          (c) The Depository must at all times be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation. If at any time the Depository notifies California Petroleum, Chevron and the Indenture Trustee that it is unwilling or unable to continue as the depository or if at any time the Depository shall no longer be eligible under this Section 2.9, California Petroleum shall appoint a successor Depository. If a successor Depository is not appointed by California Petroleum within 90 days after California Petroleum receives such notice or learns of such ineligibility, California Petroleum shall execute and California Petroleum shall direct the Indenture Trustee to authenticate and deliver definitive Serial Mortgage Notes in authorized denominations in exchange for the Global Security or Securities.

Upon receipt of such direction, the Indenture Trustee shall thereupon authenticate and deliver the definitive Serial Mortgage Notes in the same aggregate principal amount as the Global Security or Securities representing such Serial Mortgage Notes in exchange for such Global Security or Securities, in accordance with the provisions of subsection (e) of this Section 2.9, without any further corporate action by California Petroleum.

          (d) California Petroleum may at any time and in its sole discretion determine that the Serial Mortgage Notes issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, California Petroleum will execute and upon receipt of a written order from California Petroleum, the Indenture Trustee shall thereupon authenticate and deliver Serial Mortgage Notes in definitive form and in authorized denominations in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Serial Mortgage Notes in exchange for such Global Security or Securities, in accordance with the provisions of subsection (e) of this Section 2.9 without any further corporate action by California Petroleum.

          (e) Upon any exchange hereunder of the Global Security or Securities for Serial Mortgage Notes in definitive form, such Global Security or Securities shall be canceled by the Indenture Trustee. Serial Mortgage Notes issued hereunder in exchange for the Global Security or Securities shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee shall deliver such definitive Serial Mortgage Notes in exchange for Global Security or Securities to the Persons in whose name such definitive Serial Mortgage Notes have been registered in accordance with the directions of the Depository.


                                 ARTICLE THREE

                                   COVENANTS

              SECTION 3.1. Payment of Principal and Interest. California Petroleum covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Serial Mortgage Notes at the place or places, at the respective times and in the manner provided in this Serial Indenture and the Serial Mortgage Notes. California Petroleum covenants and agrees to pay on demand interest at the Default Rate on any overdue payment of principal of, interest or any other amount payable on any Serial Mortgage Note from the due date for such payment to the date such amount is paid in full.

          SECTION 3.2 Offices for Payments, etc. So long as any of the Serial Mortgage Notes remain Outstanding, California Petroleum will maintain in New York, the following: (a) an office or agency where the Serial Mortgage Notes may be presented for payment, (b) an office or agency where the Serial Mortgage Notes may be presented for registration of transfer and for exchange as in this Serial Indenture provided and (c) an office or agency where notices and demands to or upon California Petroleum in respect of the Serial Mortgage Notes or of this Serial Indenture may be served. California Petroleum will give to the Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. California Petroleum hereby initially designates the office of Chemical Bank at 450 West 33rd Street, Transfer/Redemption Area, 8th Floor, New York, NY 10001 as the office or agency for each such purpose. In case California Petroleum shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          SECTION 3.3 Appointment to Fill a Vacancy in Office of Indenture Trustee. California Petroleum or its Designated Representative, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will, with the consent of Chevron, appoint, in the manner provided in Section 5.9, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

          SECTION 3.4 Paying Agents. Whenever the Indenture Trustee shall appoint a paying agent, it will cause such paying agent to execute and deliver an instrument in which such agent shall agree with the Indenture Trustee, subject to the provisions of this Section,

          (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Serial Mortgage Notes (whether such sums have been paid to it by California Petroleum or by any other obligor on the Serial Mortgage Notes) in trust for the benefit of the holders of the Serial Mortgage Notes or of the Indenture Trustee, and

          (b) that it will give the Indenture Trustee notice of any failure by California Petroleum (or by any other obligor on the Serial Mortgage Notes) to make any payment of the principal of or interest on the Serial Mortgage Notes when the same shall be due and payable.

So long as the Collateral Agreement is in effect, the paying agent for the Serial Mortgage Notes shall be the Collateral Trustee pursuant to and in accordance with the provisions of the Collateral Agreement and hereof.

          Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

          SECTION 3.5 Reports by California Petroleum. California Petroleum covenants:

          (a) to file with the Indenture Trustee, within 15 days after California Petroleum is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which California Petroleum may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if California Petroleum is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

          (b) to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by California Petroleum with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (c) to transmit to the holders of the Serial Mortgage Notes in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by California Petroleum pursuant to subsections (a) and (b) of this
     Section 3.5 as may be required by rules and regulations prescribed from time to time by the Commission; and

          (d) furnish to the Indenture Trustee, on or before each August 1, commencing in 1995, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of California Petroleum as to his or her knowledge of California Petroleum's compliance with all conditions and covenants under this Serial Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Serial Indenture.

          SECTION 3.6  Reports by the Indenture Trustee.

          (a) The Indenture Trustee shall on or before each August 1, commencing in 1995, transmit in the manner and to the extent required by
     Section 313(c) or 313(d) of the Trust Indenture Act, any report required by
     Section 313(a) or Section 313 (b) of the Trust Indenture Act to be transmitted by the Indenture Trustee to the holders of the Serial Mortgage Notes.

          (b) A copy of each report required under this Section shall, at the time of such transmission to holders of Serial Mortgage Notes, be filed by the Indenture Trustee with the Commission and with each securities exchange upon which the Serial Mortgage Notes are listed. California Petroleum will notify the Indenture Trustee when the Serial Mortgage Notes are listed on any securities exchange.

          SECTION 3.7 Serial Noteholders' Lists. If and so long as the Indenture Trustee shall not be the Serial Mortgage Note registrar, California Petroleum will furnish or cause to be furnished to the Indenture Trustee a list in such form as the Indenture Trustee may reasonably require of the names and addresses of the holders of the Serial Mortgage Notes pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 5 days after each record date for the payment of semi-annual interest on the Serial Mortgage Notes, as hereinabove specified, as of such record date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty days after receipt by California Petroleum of any such request as of a date not more than 15 days prior to the time such information is furnished.

          SECTION 3.8 Negative Covenants. California Petroleum will maintain its corporate existence and will not:

          (a) create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any indebtedness, except for its obligations under this Serial Indenture and the Serial Mortgage Notes and the Term Indenture and the Term Mortgage Notes;

          (b) engage in any business other than the issuance of the Serial Mortgage Notes and the Term Mortgage Notes and making the loans to the Owners under the Loan Agreements in accordance with California Petroleum's charter and by-laws;

          (c) (i) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, (ii) seek appointment to a receiver, trustee, custodian or other similar official for it or any part of its assets, (iii) make a general assignment for the benefit of creditors or (iv) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing;

          (d) create, incur, assume or suffer to exist any Lien on any of its assets or properties or on any of the Collateral, except for the Liens created in connection with the Serial Indenture, the Term Indenture and the Collateral Agreement;

          (e) consolidate with, or merge with or into, any other Person or convey or transfer to any Person (other than to the Collateral Trustee in accordance with the Collateral Agreement) all or any part of the Collateral;

          (f) (i) declare or pay any dividend or other distribution on any shares of its capital stock in excess of $15,000 per annum, (ii) make any loans or advances to any Affiliate of California Petroleum or (iii) purchase, redeem or otherwise acquire or retire for value any shares of its capital stock; and

          (g) make any capital contributions, advances or loans to, or investments or purchases of capital stock in, any Person, except for its loan to each Owner under the Loan Agreements.

          SECTION 3.9  Reports by Chevron.  Chevron covenants:

          (a) to file with the Indenture Trustee, within 15 days after Chevron is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Chevron may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if Chevron is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

          (b) to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by Chevron with the conditions and covenants provided for in this Serial Indenture as may be required from time to time by such rules and regulations;

          (c) to transmit to the holders of the Serial Mortgage Notes in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by Chevron pursuant to subsections (a) and (b) of this Section 3.9 as may be required by rules and regulations prescribed from time to time by the Commission; and

          (d) furnish to the Indenture Trustee, on or before each August 1, commencing in 1995, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of Chevron as to his or her knowledge of Chevron's compliance with all conditions and covenants under this Serial Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Serial Indenture.


                                  ARTICLE FOUR

                     REMEDIES OF THE INDENTURE TRUSTEE AND
               SERIAL NOTEHOLDERS ON INDENTURE EVENT OF DEFAULT.

          SECTION 4.1 Indenture Event of Default Defined; Acceleration of Maturity; Waiver of Default. An Indenture Event of Default means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Mortgage Event of Default under a Mortgage that is a Related Security Document shall have occurred and be continuing;

          (b) default in the payment of all or any part of the principal of or interest on any of the Serial Mortgage Notes as and when such payment becomes due and payable either at maturity, upon any redemption, by declaration or otherwise and the continuance of such default for a period of two Business Days;

          (c) failure on the part of California Petroleum duly to observe or perform in any material respect any of the other agreements or covenants on the part of California Petroleum contained in the Serial Mortgage Notes, this

     Serial Indenture, the Related Security Documents or any document or certificate delivered pursuant thereto for a period of 30 days after the earlier of (i) actual knowledge by California Petroleum of such failure and
     (ii) the date on which written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder has been given by registered or certified mail, return receipt requested, to California Petroleum by the Indenture Trustee, or to California Petroleum and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding;

          (d) any representation or warranty of California Petroleum made in this Serial Indenture, any Related Security Document or any document or certificate delivered pursuant thereto proves to have been inaccurate in any material respect when made, remains inaccurate in such material respect for a period of 30 days after the earlier of (i) actual knowledge of such inaccuracy and (ii) the date on which written notice specifying such inaccuracy and stating that such notice is a "Notice of Default" hereunder has been given by registered or certified mail, return receipt requested, to California Petroleum by the Indenture Trustee, or to California Petroleum and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding;

          (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of California Petroleum in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of California Petroleum or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (f) California Petroleum shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of California Petroleum or for any substantial part of its property, or make any general assignment for the benefit of creditors;

          (g) any of the Initial Charters is repudiated or ceases to be in full force and effect, other than pursuant to the terms thereof;

          (h) any of the Related Security Documents is repudiated or ceases to be in full force and effect or any of such Security Documents ceases to give the Collateral Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby, in each case other than pursuant to the terms thereof; or

          (i) any Initial Charter Guarantee is repudiated or ceases to be in full force and effect, other than pursuant to the terms thereof.

          If an Indenture Event of Default (other than an Indenture Event of Default specified in clause (e) or (f) above occurs and is continuing, then and in each and every such case, unless the principal of all of the Serial Mortgage Notes shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Serial Mortgage Notes then Outstanding hereunder, by notice in writing to California Petroleum (and to the Indenture Trustee if given by the Serial Noteholders), may declare the entire principal of all the Serial Mortgage Notes and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Indenture Event of Default specified in clause (e) or (f) above occurs and is continuing, then and in each and every such case, unless the principal of all of the Serial Mortgage Notes shall have already become due and payable, the entire principal of all the Serial Mortgage Notes and the interest accrued thereon, shall immediately and without further act become due and payable, without presentment, demand, protest or notice by the Indenture Trustee or any holder of Serial Mortgage Notes, all of which are hereby waived.

          This provision, however, is subject to the condition that if, at any time after the principal of the Serial Mortgage Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, California Petroleum shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all matured installments of interest upon all the Serial Mortgage Notes and the principal of any and all Serial Mortgage Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate for each Serial Mortgage Note as the rate of interest specified in such Serial Mortgage Note, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Serial Indenture, other than the non-payment of the principal of Serial Mortgage Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Serial Mortgage Notes then Outstanding, by written notice to California Petroleum and to the Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          SECTION 4.2 Collection of Indebtedness by Indenture Trustee; Indenture Trustee May Prove Debt. California Petroleum covenants that if an Indenture Event of Default specified in clause (b) of Section 4.1 occurs and is continuing, then upon demand of the Indenture Trustee, California Petroleum will pay to the Indenture Trustee for the benefit of the holders of the Serial Mortgage Notes the whole amount that then shall have become due and payable on all such Serial Mortgage Notes for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate for each Serial Mortgage Note as the rate of interest specified in such Serial Mortgage Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its negligence or bad faith.

          Until such demand is made by the Indenture Trustee, California Petroleum may pay the principal of and interest on the Serial Mortgage Notes to the registered holders, whether or not the Serial Mortgage Notes be overdue.

          In case California Petroleum shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against California Petroleum or other obligor upon the Serial Mortgage Notes and collect in the manner provided by law out of the property of California Petroleum or other obligor upon the Serial Mortgage Notes, wherever situated, the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings relative to California Petroleum or any other obligor upon the Serial Mortgage Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of California Petroleum or its property or such other obligor, or in case of any other comparable judicial proceedings relative to California Petroleum or other obligor upon the Serial Mortgage Notes, or to the creditors or property of California Petroleum or such other obligor, the Indenture Trustee, irrespective of whether the principal of the Serial Mortgage Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Serial Mortgage Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Serial Noteholders allowed in any judicial proceedings relative to California Petroleum or other obligor upon the Serial Mortgage Notes, or to the creditors or property of California Petroleum or such other obligor,

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Serial Mortgage Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Serial Noteholders and of the Indenture Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Serial Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Serial Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

          Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Serial Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Serial Mortgage Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Serial Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          All rights of action and of asserting claims under this Serial Indenture, or under any of the Serial Mortgage Notes, may be enforced by the Indenture Trustee without the possession of any of the Serial Mortgage Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Serial Mortgage Notes.

          In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Serial Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the holders of the Serial Mortgage Notes, and it shall not be necessary to make any holders of the Serial Mortgage Notes parties to any such proceedings.

          SECTION 4.3 Application of Proceeds. Subject to the terms and conditions of the Collateral Agreement, any moneys collected by the Indenture Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Serial Mortgage Notes and stamping (or otherwise noting) thereon the payment, or issuing Serial Mortgage Notes in reduced principal amounts in exchange for the presented Serial Mortgage Notes if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith;

          SECOND: In case the principal of the Serial Mortgage Notes shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Indenture Trustee) upon the overdue installments of interest at the Default Rate, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Serial Mortgage Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Serial Mortgage Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Indenture Trustee) upon overdue installments of interest at the Default Rate; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Serial Mortgage Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Serial Mortgage Note over any other Serial Mortgage Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

          FOURTH: To the payment of the remainder, if any, to California Petroleum or any other person lawfully entitled thereto.

          SECTION 4.4 Suits for Enforcement. In case an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Serial Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Serial Indenture or in aid of the exercise of any power granted in this Serial Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by this Serial Indenture or by law.

          SECTION 4.5 Restoration of Rights on Abandonment of Proceedings. In case the Indenture Trustee shall have proceeded to enforce any right under this Serial Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case California Petroleum and the Indenture Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of California Petroleum, the Indenture Trustee and the Serial Noteholders shall continue as though no such proceedings had been taken.

          SECTION 4.6 Limitations on Suits by Serial Noteholders. Subject to the provisions of Section 4.11, no holder of any Serial Mortgage Note shall have any right by virtue or by availing of any provision of this Serial Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Serial Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Indenture Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Serial Mortgage Notes then Outstanding shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section 4.8; it being understood and intended, and being expressly covenanted by the taker and holder of every Serial Mortgage Note with every other taker and holder and the Indenture Trustee, that no one or more holders of Serial Mortgage Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Serial Indenture to affect, disturb or prejudice the rights of any other holder of Serial Mortgage Notes, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Serial Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Serial Mortgage Notes. For the protection and enforcement of the provisions of this Section, each and every Serial Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 4.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Serial Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Indenture Trustee or of any holder of any of the Serial Mortgage Notes to exercise any right or power accruing upon any Indenture Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Indenture Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Serial Indenture or by law to the Indenture Trustee or to the Serial Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by the Serial Noteholders.

          SECTION 4.8 Control by Serial Noteholders. The holders of a majority in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Serial Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Serial Indenture and provided further that (subject to the provisions of Section 5.1) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Serial Mortgage Notes not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

          Nothing in this Serial Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by Serial Noteholders.

          SECTION 4.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Serial Mortgage Notes as provided in Section 4.1, the holders of a majority in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding may on behalf of the holders of all the Serial Mortgage Notes waive any past Default or Indenture Event of Default hereunder and its consequences, except a Default (a) in the payment of principal of or interest on any of the Serial Mortgage Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Serial Mortgage Note affected. In the case of any such waiver, California Petroleum, the Indenture Trustee and the holders of the Serial Mortgage Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Serial Indenture; but no such waiver shall extend to any subsequent or other Default or Indenture Event of Default or impair any right consequent thereon.

          SECTION 4.10 Enforcement Notice. (a) If any Indenture Event of Default occurs and is continuing and if such Indenture Event of Default is actually known by a Responsible Officer of the Indenture Trustee charged with administration of this Serial Indenture, the Indenture Trustee shall mail to the Collateral Trustee and each holder of a Serial Mortgage Note, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of each Indenture Event of Default within 90 days after it occurs (an "Enforcement Notice"), unless such Indenture Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Serial Mortgage Note, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Serial Mortgage Notes.

          (b) So long as an Enforcement Notice is in effect, the Collateral Agreement provides that the Collateral Trustee shall exercise the rights and remedies respectively provided in the Collateral Agreement and the Related Security Documents subject to the direction of the Applicable Secured Parties (as defined in the Collateral Agreement) as provided herein and therein. The Collateral Trustee is not empowered to exercise any remedy under the Collateral Agreement or any of the Related Security Documents unless an Enforcement Notice is in effect.

          (c) Except as otherwise provided by Section 4.10(e), an Enforcement Notice shall become effective upon receipt thereof by the Collateral Trustee. An Enforcement Notice, once effective, shall remain in effect unless and until it is canceled as provided in Section 4.10(d) hereof or deemed canceled as provided in Section 4.10(e) hereof.

          (d) If the Indenture Trustee has given an Enforcement Notice, the Indenture Trustee shall be required to cancel such Enforcement Notice under the circumstances set forth in Section 4.1.

          (e)  Notwithstanding anything to the contrary contained in this
Section 4.10, if the Collateral Trustee and the Indenture Trustee are the same Person, the Indenture Trustee shall not be required to deliver a notice to the Collateral Trustee in order for an Enforcement Notice to become effective or to be canceled. In any such case, an Enforcement Notice shall, for all purposes of the Collateral Agreement and the Related Security Documents, (i) be deemed to have been delivered and to have become effective immediately upon the Indenture Trustee being charged under this Section 4.10 with knowledge that (x) a Serial Mortgage Note has not been paid in full at the stated final maturity thereof or
(y) an Indenture Event of Default has occurred under the terms of this Serial Indenture, and (ii) be deemed to have been canceled at such time as the Indenture Trustee would have been required to deliver a notice of cancellation under Section 4.1 pursuant to this Section 4.10 were it not also the Collateral Trustee.

          (f) The Indenture Trustee shall not be deemed to have knowledge of any Default or Indenture Event of Default except (i) any Indenture Event of Default occurring pursuant to Section 4.1(b) or (ii) any Default or Indenture Event of Default of which a Responsible Officer of the Indenture Trustee charged with administration of this Serial Indenture shall have received written notification or obtained actual knowledge.

          SECTION 4.11 Unconditional Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Serial Indenture (but subject to the terms of the Collateral Trust Agreement), other than the provisions hereof limiting the right to recover amounts due on the Serial Mortgage Notes to recoveries from the property of the Trust Estate, the Holder of any Serial Mortgage Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional except to the extent restricted by applicable law, (i) to receive payments of interest on such Serial Mortgage Note on each interest payment date, (ii) to receive payments of principal on such Serial Mortgage Note on such principal payment date (or, in the case of any Serial Mortgage Note called for redemption, on or after the date fixed for such redemption) and (iii) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, no Holder of a Serial Mortgage Note shall have any right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of a judgement therein would, under applicable law, result in the surrender, impairment or waiver of the lien of this Serial Indenture upon the Trust Estate.


                                  ARTICLE FIVE

                       CONCERNING THE INDENTURE TRUSTEE.

          SECTION 5.1 Duties and Responsibilities of the Indenture Trustee; During Default; Prior to Default. The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Serial Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Serial Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Serial Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all such Indenture Events of Default which may have occurred:

               (i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Serial Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Serial Indenture, and no implied covenants or obligations shall be read into this Serial Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Serial Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Serial Indenture;

          (b) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Serial Mortgage Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Serial Indenture.

          None of the provisions contained in this Serial Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

          SECTION 5.2 Certain Rights of the Indenture Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.1:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of California Petroleum mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Indenture Trustee by a copy thereof certified by the secretary or an assistant secretary of California Petroleum;

          (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Serial Indenture at the request, order or direction of any of the Serial Noteholders pursuant to the provisions of this Serial Indenture, unless such Serial Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Serial Indenture;

          (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Serial Mortgage Notes then Outstanding; provided
                                                                     --------
     that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Serial Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by California Petroleum or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by California Petroleum upon demand; and

          (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          SECTION 5.3 Indenture Trustee Not Responsible for Recitals, Disposition of Serial Mortgage Notes or Application of Proceeds Thereof. The recitals contained herein and in the Serial Mortgage Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of California Petroleum, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of this Serial Indenture or of the Serial Mortgage Notes. The Indenture Trustee shall not be accountable for the use or application by California Petroleum of any of the Serial Mortgage Notes or of the proceeds thereof.

          SECTION 5.4 Indenture Trustee and Agents May Hold Serial Mortgage Notes; Collections, etc. The Indenture Trustee or any agent of California Petroleum or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Serial Mortgage Notes with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with California Petroleum and receive, collect, hold and retain collections from California Petroleum with the same rights it would have if it were not the Indenture Trustee or such agent.

          SECTION 5.5 Moneys Held by Indenture Trustee. Subject to the provisions of Section 9.4 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Indenture Trustee nor any agent of California Petroleum or the Indenture Trustee shall be under any liability for interest on any moneys received by it hereunder except as provided in the Collateral Agreement.

          SECTION 5.6 Compensation and Expenses. (a) California Petroleum shall on demand pay or reimburse the Indenture Trustee for (i) reasonable compensation to the Indenture Trustee, to the extent permitted by law (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust), for its services hereunder and
(ii) all of the reasonable costs and expenses of the Indenture Trustee (including, without limitation, the reasonable compensation and expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) (A) in connection with the preparation, execution and delivery of this Serial Indenture, the Collateral Agreement or the other Security Documents, any waiver or consent thereunder, any modification or termination thereof, or any Default or alleged Default; (B) if an Indenture Event of Default occurs, in connection with such Indenture Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration or protection of the Trust Estate, the sale or other disposition of any Collateral or the preservation, protection or defense of the Indenture Trustee's or the Collateral Trustee's rights under the Security Documents or in and to the Trust Estate, whether pursuant to the Collateral Agreement or pursuant hereto; or (D) in connection with any removal of the Indenture Trustee pursuant to subsection 5.9(a) hereof or of the Collateral Trustee pursuant to subsection 6.07(a) of the Collateral Agreement.

          (b) California Petroleum shall indemnify and hold harmless the Indenture Trustee from and against any and all liabilities, obligations, losses, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Indenture Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) relating to this Serial Indenture, the Serial Mortgage Notes, the Trust Estate, the Collateral or the Security Documents, provided that the Indenture Trustee shall not have the right to be indemnified hereunder for its own negligence or bad faith as determined by a court of competent jurisdiction. In any suit, proceeding or action brought by the Indenture Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder or hereunder, or to enforce any provisions thereof, California Petroleum agrees to save, indemnify and keep the Indenture Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of California Petroleum thereunder, arising out of a breach by California Petroleum of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, from or in favor of California Petroleum or its successors, and all such obligations of California Petroleum shall be and remain enforceable against and only against California Petroleum and shall not be enforceable against the Indenture Trustee.

          (c) In addition to, but without duplication of, its obligations under subsection (b) above, California Petroleum shall indemnify and hold harmless the Indenture Trustee from and against any and all losses, damages and expenses incurred by the Indenture Trustee as a result of any oil or other environmental damage resulting from the operation of any Vessel, including, without limitation, any liability under the Oil Pollution Act of 1990, as amended, or the laws of any other jurisdiction relating to oil spills.

          (d) The Indenture Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Serial Mortgage Notes, it will not institute against, or join any other Person in instituting against, California Petroleum any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

          (e) The agreements in this Section 5.6 shall survive the termination of the other provisions of this Serial Indenture but shall not be secured by any Lien on the Collateral.

          SECTION 5.7 Right of Indenture Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Serial Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Indenture Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Serial Indenture upon the faith thereof.

          SECTION 5.8 Persons Eligible for Appointment as Indenture Trustee. The Indenture Trustee hereunder shall at all times be a bank or trust company in good standing, having power to act as Indenture Trustee hereunder and which is eligible to do so within the provisions of Section 310(a) of the Trust Indenture Act, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $10,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

          SECTION 5.9 Resignation and Removal; Appointment of Successor Indenture Trustee. (a) The Indenture Trustee may at any time resign by giving written notice of resignation to the Owners, California Petroleum, the Designated Representative, Chevron, the Collateral Trustee and the Term Indenture Trustee and by mailing notice thereof by first-class mail to holders of Serial Mortgage Notes at their last addresses as they shall appear on the Serial Mortgage Note register. Upon receiving such notice of resignation (i) California Petroleum, with the consent of Chevron, if no Enforcement Notice is then in effect, or (ii) the holders of a majority in aggregate principal amount of Serial Mortgage Notes, if an Enforcement Notice is then in effect, shall promptly appoint a successor trustee by an instrument in writing delivered to the resigning Indenture Trustee, the successor trustee, Chevron, California Petroleum and Term Indenture Trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or Chevron, California Petroleum, the Collateral Trustee or any Serial Noteholder who has been a bona fide holder of a Serial Mortgage Note or Serial Mortgage Notes for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

          (i)  the Indenture Trustee shall fail to comply with the provisions of
     Section 310(b) of the Trust Indenture Act after written request therefor by California Petroleum or by any Serial Noteholder who has been a bona fide holder of a Serial Mortgage Note or Serial Mortgage Notes for at least six months; or

          (ii) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by California Petroleum or by any such Serial Noteholder; or

          (iii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (x) California Petroleum or its Designated Representative, with the consent of Chevron, if no Enforcement Notice is then in effect, or (y) the holders of a majority in aggregate principal amount of Serial Mortgage Notes, if an Enforcement Notice is then in effect, may remove the Indenture Trustee and appoint a successor trustee by an instrument in writing delivered to the Indenture Trustee so removed, the successor trustee, Chevron, the Collateral Trustee and the Term Indenture Trustee, or, subject to Section 315(e) of the Trust Indenture Act, Chevron, the Collateral Trustee or any Serial Noteholder who has been a bona fide holder of a Serial Mortgage Note or Serial Mortgage Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding may at any time remove the Indenture Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so appointed, to California Petroleum, Chevron, the Collateral Trustee and the Term Indenture Trustee, the evidence provided for in Section 6.1 of the action in that regard taken by the Serial Noteholders.

          (d) Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 5.9 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 5.10.

          SECTION 5.10 Acceptance of Appointment by Successor Indenture Trustee. Any successor indenture trustee appointed as provided in Section 5.9 shall execute and deliver to California Petroleum, Chevron, the Collateral Trustee, and its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of California Petroleum, Chevron, or of the successor indenture trustee, upon payment of its charges then unpaid, the indenture trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, California Petroleum and Chevron shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any indenture trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such indenture trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

          Upon acceptance of appointment by a successor indenture trustee as provided in this Section 5.10, California Petroleum shall mail notice thereof by first-class mail to the holders of Serial Mortgage Notes at their last addresses as they shall appear in the Serial Mortgage Note register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If California Petroleum fails to mail such notice within 10 days after acceptance of appointment by the successor indenture trustee, the successor indenture trustee shall cause such notice to be mailed at the expense of California Petroleum.

          SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided that such corporation shall be eligible
                             --------
under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Serial Indenture any of the Serial Mortgage Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Serial Mortgage Notes so authenticated; and, in case at that time any of the Serial Mortgage Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Serial Mortgage Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Serial Mortgage Notes or in this Serial Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Serial Mortgage Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SIX

                       CONCERNING THE SERIAL NOTEHOLDERS.

          SECTION 6.1 Evidence of Action Taken by Serial Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Serial Indenture to be given or taken by Serial Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Serial Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Serial Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Indenture Trustee, California Petroleum and Chevron, if made in the manner provided in this Article.

          SECTION 6.2 Proof of Execution of Instruments and of Holding of Serial Mortgage Notes; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Serial Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee or in such manner as shall be satisfactory to the Indenture Trustee. The holding of Serial Mortgage Notes shall be proved by the Serial Mortgage Note register or by a certificate of the registrar thereof. California Petroleum may set a record date for purposes of determining the identity of holders of Serial Mortgage Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Serial Mortgage Notes of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

          SECTION 6.3 Holders to Be Treated as Owners. California Petroleum, Chevron, the Indenture Trustee and any agent of California Petroleum, Chevron or the Indenture Trustee may deem and treat the person in whose name any Serial Mortgage Note shall be registered upon the Serial Mortgage Note register as the absolute owner of such Serial Mortgage Note (whether or not such Serial Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Serial Indenture, interest on such Serial Mortgage Note and for all other purposes; and neither California Petroleum nor Chevron nor the Indenture Trustee nor any agent of California Petroleum, Chevron or the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Serial Mortgage Note.

          SECTION 6.4 Serial Mortgage Notes Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Serial Mortgage Notes have concurred in any direction, consent or waiver under this Serial Indenture, Serial Mortgage Notes which are owned by California Petroleum or any Affiliate thereof, or Chevron, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver only Serial Mortgage Notes which the Indenture Trustee knows are so owned shall be so disregarded. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, California Petroleum or Chevron shall furnish to the Indenture Trustee promptly an Officers' Certificate listing and identifying all Serial Mortgage Notes, if any, known by California Petroleum or Chevron, as the case might be, to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Indenture Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Serial Mortgage Notes not listed therein are Outstanding for the purpose of any such determination.

          SECTION 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in
Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Serial Mortgage Notes specified in this Serial Indenture in connection with such action, any holder of a Serial Mortgage Note the serial number of which is shown by the evidence to be included among the serial numbers of the Serial Mortgage Notes the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Serial Mortgage Note. Except as aforesaid any such action taken by the holder of any Serial Mortgage Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Serial Mortgage Note and of any Serial Mortgage Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Serial Mortgage Note. Any action taken by the holders of the percentage in aggregate principal amount of the Serial Mortgage Notes specified in this Serial Indenture in connection with such action shall be conclusively binding upon California Petroleum, the Indenture Trustee and the holders of all the Serial Mortgage Notes.


                                 ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES.

          SECTION 7.1 Supplemental Indentures Without Consent of Serial Noteholders. Without the consent of any Holder of Serial Mortgage Notes, California Petroleum, when authorized by a resolution of its Board of Directors, Chevron and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Collateral Trustee as security for the Serial Mortgage Notes any property or assets;

          (b) to evidence the succession of another corporation to Chevron, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of Chevron pursuant to Article Eight;

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Serial Indenture or under any supplemental indenture as they may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Serial Mortgage Notes; and

          (d) to comply with the requirements of the Commission in order to maintain the qualification of this Serial Indenture under the Trust Indenture Act.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Serial Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Serial Mortgage Notes at the time Outstanding, notwithstanding any of the provisions of
Section 7.2.

          SECTION 7.2 Supplemental Indentures With Consent of Serial Noteholders. With the consent (evidenced as provided in Article Six) of the holders of a majority in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding, California Petroleum, when authorized by a resolution of its Board of Directors, Chevron and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Serial Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Serial Mortgage Notes; provided that no such supplemental indenture shall
                              --------
(a) extend the final maturity or redemption date of any Serial Mortgage Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Serial Noteholder to institute suit for the payment thereof without the consent of the holder of each Serial Mortgage Note so affected, or (b) reduce the aforesaid percentage of Serial Mortgage Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Serial Mortgage Notes then Outstanding; and provided further that no such supplemental indenture shall (i) change in any manner or eliminate Sections 3.5, 3.8 or 3.9 or any of the Indenture Events of Default set forth in Section 4.1 or (ii) effect any of the modifications described in clause (a) or (b) above, without the consent pursuant to Section 7.03(b) of the Collateral Agreement of the Collateral Trustee and the holders of a majority in aggregate principal amount of Term Mortgage Notes outstanding under the Term Indenture.

          Upon the request of California Petroleum, accompanied by a copy of a resolution of the Board of Directors of California Petroleum certified by the Secretary or an Assistant Secretary of California Petroleum authorizing the execution of any such supplemental indenture, and Chevron and upon the filing with the Indenture Trustee of evidence of the consent of Serial Noteholders, the consent of Term Mortgage Noteholders (if applicable) and other documents, if any, required by Section 6.1, the Indenture Trustee shall join with California Petroleum and Chevron in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Serial Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Serial Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by California Petroleum, Chevron and the Indenture Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, California Petroleum shall mail a notice thereof by first-class mail to the holders of Serial Mortgage Notes at their addresses as they shall appear on the registry books of California Petroleum, setting forth in general terms the substance of such supplemental indenture. Any failure of California Petroleum to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Serial Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Serial Indenture of the Indenture Trustee, Chevron, California Petroleum and the holders of Serial Mortgage Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Serial Indenture for any and all purposes.

          SECTION 7.4 Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Serial Indenture.

          SECTION 7.5 Notation on Serial Mortgage Notes in Respect of Supplemental Indentures. Serial Mortgage Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If California Petroleum, Chevron or the Indenture Trustee shall so determine, new Serial Mortgage Notes so modified as to conform, in the opinion of the Indenture Trustee, Chevron and California Petroleum, to any modification of this Serial Indenture contained in any such supplemental indenture may be prepared by California Petroleum, authenticated by the Indenture Trustee and delivered in exchange for the Serial Mortgage Notes then Outstanding.


                                 ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

          SECTION 8.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. Chevron covenants that so long as any of the Serial Mortgage Notes are Outstanding, it will maintain its corporate existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that Chevron may, without violating the covenants contained in this Section 8.1, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee corporation, as the case may be, (i) shall be incorporated and existing under the laws of one of the States of the United States of America, (ii) assumes, if such corporation is not Chevron, all of the obligations of Chevron hereunder and (iii) is not, after such transaction, otherwise in default under any provisions hereof.

          SECTION 8.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for Chevron, with the same effect as if it had been named herein.

          In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Serial Mortgage Notes thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) Chevron or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Serial Indenture and the Serial Mortgage Notes and may be liquidated and dissolved.

          SECTION 8.3 Opinion of Counsel to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Serial Indenture.


                                  ARTICLE NINE

                         SATISFACTION AND DISCHARGE OF
                      SERIAL INDENTURE; UNCLAIMED MONEYS.

          SECTION 9.1 Satisfaction and Discharge of Serial Indenture. If at any time (a) California Petroleum shall have paid or caused to be paid the principal of and interest on all the Serial Mortgage Notes Outstanding hereunder, as and when the same shall have become due and payable, or (b) California Petroleum shall have delivered to the Indenture Trustee for cancellation all Serial Mortgage Notes theretofore authenticated (other than any Serial Mortgage Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (c) (i) all such securities not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption, and (ii) California Petroleum shall have irrevocably deposited or caused to be deposited with the Indenture Trustee (or the Collateral Trustee on behalf of the Indenture Trustee) as trust funds the entire amount in cash or direct obligations of the United States of America, backed by its full faith and credit, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption all such Serial Mortgage Notes not theretofore delivered to the Indenture Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, California Petroleum shall also pay or cause to be paid all other sums payable hereunder by California Petroleum, then this Serial Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Serial Mortgage Notes, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Indenture Trustee hereunder and
(v) the rights of the Serial Noteholders as beneficiaries hereof with respect to the property so deposited with or on behalf the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of California Petroleum accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of California Petroleum, shall execute proper instruments acknowledging such satisfaction of and discharging this Serial Indenture. California Petroleum agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Serial Indenture or the Serial Mortgage Notes.

          SECTION 9.2 Application by Indenture Trustee of Funds Deposited for Payment of Serial Mortgage Notes. Subject to Section 9.4, all moneys deposited with the Indenture Trustee (or the Collateral Trustee on behalf of the Indenture Trustee) pursuant to Section 9.1 shall be held in trust and applied by it (or the Collateral Trustee on behalf of the Indenture Trustee) to the payment, either directly or through any paying agent (including the Collateral Trustee), to the holders of the particular Serial Mortgage Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee (or the Collateral Trustee on behalf of the Indenture Trustee), of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 9.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Serial Indenture all moneys then held by any paying agent under the provisions of the Collateral Agreement in accordance with this Serial Indenture shall be paid to the Persons entitled thereto pursuant to the Related Security Documents and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          SECTION 9.4 Return of Moneys Held by Indenture Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Indenture Trustee or any paying agent for the payment of the principal of or interest on any Serial Mortgage Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of California Petroleum and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to California Petroleum by the Indenture Trustee or such paying agent, and the holder of such Serial Mortgage Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to California Petroleum for any payment which such holder may be entitled to collect, and all liability of the Indenture Trustee or any paying agent with respect to such moneys shall thereupon cease.


                                  ARTICLE TEN

                           MISCELLANEOUS PROVISIONS.

          SECTION 10.1 Incorporators, Stockholders, Officers and Directors of California Petroleum Exempt from Individual Liability; Chevron and Chevron Transport not obligated on Serial Mortgage Notes. No recourse under or upon any obligation, covenant or agreement contained in this Serial Indenture, or in any Serial Mortgage Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of California Petroleum or of any successor, either directly or through California Petroleum or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Serial Mortgage Notes by the holders thereof and as part of the consideration for the issue of the Serial Mortgage Notes. Further, California Petroleum, the Indenture Trustee, on behalf of the Serial Noteholders and all holders of Serial Mortgage Notes by acceptance thereof hereby consent and agree that the Serial Mortgage Notes are not obligations of, and are not guaranteed by, Chevron or Chevron Transport.

          SECTION 10.2 Provisions of Serial Indenture for the Sole Benefit of Parties and Serial Noteholders. Nothing in this Serial Indenture or in the Serial Mortgage Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Serial Mortgage Notes, any legal or equitable right, remedy or claim under this Serial Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Serial Mortgage Notes.

          SECTION 10.3 Successors and Assigns of California Petroleum Bound by Serial Indenture. All the covenants, stipulations, promises and agreements in this Serial Indenture contained by or on behalf of California Petroleum shall bind its successors and assigns, whether so expressed or not.

          SECTION 10.4 Notices and Demands on California Petroleum, Indenture Trustee and Serial Noteholders. Any notice or demand which by any provision of this Serial Indenture is required or permitted to be given or served by the Indenture Trustee or by the holders of Serial Mortgage Notes to or on California Petroleum may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of California Petroleum is filed by California Petroleum with the Indenture Trustee) to California Petroleum Transport Corporation, c/o J H Management Corporation, Room 6/9, One International Place, Boston, MA 02110-2624. Any notice, direction, request or demand by California Petroleum or any Serial Noteholder to or upon the Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office at 50 California Street, San Francisco, CA 94111.

          Where this Serial Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Serial Mortgage Note register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Serial Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to California Petroleum and Serial Noteholders when such notice is required to be given pursuant to any provision of this Serial Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          SECTION 10.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by California Petroleum to the Indenture Trustee to take any action under any of the provisions of this Serial Indenture, California Petroleum shall furnish to the Indenture Trustee an Officers' Certificate stating that all conditions precedent provided for in this Serial Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Serial Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Serial Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in this Serial Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of California Petroleum may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters with respect to information which is in the possession of California Petroleum, upon the certificate, statement or opinion of or representations by an officer or officers of California Petroleum, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of California Petroleum or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of California Petroleum, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

          SECTION 10.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Serial Mortgage Notes, the date fixed for redemption of any Serial Mortgage Note or the date for the payment of any other amount due thereunder or hereunder shall not be a Business Day, then such payment need not be made on such date, but may be made on the next succeeding

Business Day with the same force and effect as if made on the date of maturity, the date fixed for redemption or such other date for payment, and, provided that payment is made on such next succeeding Business Day, no interest shall accrue for the period of such extension.

          SECTION 10.7 Conflict of Any Provision of Serial Indenture with Trust Indenture Act. If and to the extent that any provision of this Serial Indenture limits, qualifies or conflicts with another provision included in this Serial Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control.

          SECTION 10.8 New York Law to Govern. This Serial Indenture and each Serial Mortgage Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

          SECTION 10.9 Counterparts. This Serial Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 10.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 10.11 Designated Representative. For purposes of this Serial Indenture, all notices, requests, demands or other communications to be given by California Petroleum hereunder may be given by California Petroleum's Designated Representative. Notice of the appointment of any such Designated Representative shall be given to the Indenture Trustee and shall be in writing signed by California Petroleum and acknowledged by such Designated Representative. The parties hereto shall be entitled to rely upon any such notices, requests, demands and other communications given by the Designated Representative as though the same had been given by California Petroleum.

                                ARTICLE ELEVEN

                      REDEMPTION OF SERIAL MORTGAGE NOTES.

          SECTION 11.1 Mandatory Redemption; Prices. (a) Except as provided in this Section 11.1, the Serial Mortgage Notes may not be redeemed prior to their respective Maturity Dates.

          (b) California Petroleum shall redeem the Outstanding Serial Mortgage Notes in part at 100% of the principal amount thereof together with accrued interest to the date fixed for redemption if a Total Loss occurs or is declared by Chevron Transport with respect to a Vessel. The aggregate principal amount of Serial Mortgage Notes to be redeemed pursuant to this Section 11.1(b) shall equal the Allocated Principal Amount of Serial Mortgage Notes for the related Vessel. The redemption date for any redemption pursuant to this Section 11.1(b) shall be the date which is 90 days after the occurrence of the Total Loss.

          SECTION 11.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Serial Mortgage Notes to be redeemed shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Serial Mortgage Notes at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Serial Mortgage Note designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Serial Mortgage Note.

          The notice of redemption to each such holder shall specify the principal amount of each Serial Mortgage Note held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Serial Mortgage Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If any Serial Mortgage Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Serial Mortgage Note, a new Serial Mortgage Note or Serial Mortgage Notes in principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Serial Mortgage Notes to be redeemed shall be given by California Petroleum or, at California Petroleum's request, by the Indenture Trustee in the name and at the expense of California Petroleum.

          On or before the redemption date specified in the notice of redemption given as provided in this Section, California Petroleum shall deposit or cause to be deposited with the Indenture Trustee or with the paying agent an amount of money sufficient to redeem on the redemption date all the Serial Mortgage Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Serial Mortgage Notes are to be redeemed California Petroleum will deliver to the Indenture Trustee at least 45 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Serial Mortgage Notes to be redeemed.

          If less than all the Serial Mortgage Notes are to be redeemed, the Indenture Trustee shall select Serial Mortgage Notes to be redeemed ratably from each holder such that the ratio of the principal amount of each series of Serial Mortgage Notes to be redeemed from each holder to the aggregate principal amount of such series of Serial Mortgage Notes Outstanding held by such holder shall, as nearly as practicable and subject to rounding, equal the ratio of the aggregate principal amount of all Serial Mortgage Notes to be redeemed on such redemption date to the aggregate principal amount of all Serial Mortgage Notes Outstanding. Serial Mortgage Notes may be redeemed in part in multiples of $1,000 only. The Indenture Trustee shall promptly notify California Petroleum in writing of the Serial Mortgage Notes selected for redemption and, in the case of any Serial Mortgage Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Serial Indenture, unless the context otherwise requires, all provisions relating to the redemption of Serial Mortgage Notes shall relate, in the case of any Serial Mortgage Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Serial Mortgage Note which has been or is to be redeemed.

          SECTION 11.3 Payment of Serial Mortgage Notes Called for Redemption. If notice of redemption has been given as above provided, the Serial Mortgage Notes or portions of Serial Mortgage Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at 100% of the principal amount thereof, together with interest accrued to the date fixed for redemption, and on and after said date (unless California Petroleum shall default in the payment of such Serial Mortgage Notes at the redemption price, together with interest accrued to said date) interest on the Serial Mortgage Notes or portions of Serial Mortgage Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Serial Mortgage Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Serial Indenture, and the holders thereof shall have no right in respect of such Serial

Mortgage Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Serial Mortgage Notes at a place of payment specified in said notice, said Serial Mortgage Notes or the specified portions thereof shall be paid and redeemed by California Petroleum at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption;

provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Serial Mortgage Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

          If any Serial Mortgage Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the Default Rate.

          Upon presentation of any Serial Mortgage Note redeemed in part only, California Petroleum shall execute and the Indenture Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of California Petroleum, a new Serial Mortgage Note or Serial Mortgage Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Serial Mortgage Note so presented.


                                 ARTICLE TWELVE

                                   SECURITY.

          SECTION 12.1 Security. The Serial Mortgage Notes will be secured by the Collateral pursuant to the Collateral Agreement and the other Security Documents. Each holder of a Serial Mortgage Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including without limitation the provisions herein and therein providing for the release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Indenture Trustee and the Collateral Trustee to perform its respective obligations and exercise its respective rights under the Collateral Agreement and the other Security Documents in accordance therewith; provided that in the event the terms thereof limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act shall control.

          SECTION 12.2 Recording, etc. California Petroleum will cause the applicable Security Documents, including the Mortgages and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Indenture Trustee or the Collateral Trustee in order fully to preserve and protect the Lien of the Collateral Trustee securing the Serial Mortgage Notes (for the ratable benefit of the Serial Noteholders) and to effectuate and preserve the security of the Serial Noteholders and all rights of the Collateral Trustee and the Indenture Trustee.

          California Petroleum shall furnish the Indenture Trustee:

          (a) promptly after the execution and delivery of this Serial Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either
     (i) stating that, in the opinion of such counsel, and as of the dated such opinion, this Serial Indenture, the Mortgages and applicable Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed, as appropriate, to the extent necessary to make effective the Lien intended to be created by such Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Security Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Serial Noteholders, the Indenture Trustee and the Collateral Trustee hereunder and under the Security Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Security Documents effective as intended by such Security Documents.

          (b) within 30 days after August 1 in each year beginning with the year 1995, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Serial Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Serial Indenture and the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Serial Noteholders, the Indenture Trustee and the Collateral Trustee hereunder and under the Security Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

          SECTION 12.3 Protection of the Trust Estate. The Indenture Trustee and the Collateral Trustee shall have the power to enforce the obligations of California Petroleum and Chevron under this Serial Indenture and California Petroleum under the Security Documents, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Security Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Serial Noteholders, the Indenture Trustee or the Collateral Trustee, to the extent permitted thereunder.

          SECTION 12.4  Release of Lien.  (a)  Subject to the provisions of
Section 7.2 and so long as no Enforcement Notice is in effect, Collateral may be released from the Lien and security created by this Serial Indenture or the Collateral Agreement and the Related Security Documents, as the case may be, at any time or from time to time in accordance with the provisions of the Related Security Documents, the Trust Indenture Act and as provided hereby. In the case of Collateral consisting of cash or Permitted Investments in the Trust Accounts, such Collateral shall be released as provided in the Collateral Agreement without the need for any Officer's Certificate, Opinion of Counsel, release, waiver or other action.

          (b) Upon the request of California Petroleum pursuant to an Officer's Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder have been met (to be provided at the sole cost and expense of California Petroleum) and upon the satisfaction of such conditions precedent hereunder, the Indenture Trustee shall release (i) Collateral, as to the release of which the consent of Serial Noteholders has been obtained, and (ii) all Collateral (except as provided in Article Nine hereof) upon discharge of this Serial Indenture in accordance with Article Nine hereof.

          (c) Upon receipt of such Officer's Certificate, the Indenture Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Serial Indenture or the Serial Indenture and the Related Security Documents, as the case may be.

          (d) The release of any Collateral from the terms of this Serial Indenture or this Serial Indenture and the Related Security Documents, as the case may be, will not be deemed to impair the security under this Serial Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof and of the Related Security Documents. To the extent applicable, California Petroleum and any other obligor shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien arising out of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by any Responsible Officer of California Petroleum, provided that to the extent opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in Section 314(d) of the Trust Indenture Act), who is not an Affiliate of California Petroleum or any other obligor.

          Whenever Collateral is to be released pursuant to this Section 12.4, the Indenture Trustee will execute any document or termination statement reasonably necessary to release the Lien of this Serial Indenture or this Serial Indenture and the Related Security Documents, as the case may be.

          IN WITNESS WHEREOF, the parties hereto have caused this Serial Indenture to be duly executed this ____ day of ____, 1995 by their respective officers thereunto duly authorized and acknowledge that this Serial Indenture has been made and delivered in The City of New York, and this Serial Indenture shall be effective only upon such execution and delivery.


                              CALIFORNIA PETROLEUM
                              TRANSPORT CORPORATION



                              By____________________________


[CORPORATE SEAL]

Attest:

By________________________



                              CHEMICAL TRUST COMPANY
                              OF CALIFORNIA,
                              not in its individual capacity,
                              except as expressly provided herein,
                              but as Indenture Trustee



                              By____________________________

                              CHEVRON CORPORATION



                              By____________________________


[CORPORATE SEAL]

Attest:

By________________________

                                                                       EXHIBIT A



                     [FORM OF FACE OF SERIAL MORTGAGE NOTE]

Unless and until this Serial Mortgage Note is presented by an authorized representative of the Depository Trust Company ("DTC"), to California Petroleum Transport Corporation or its agents for registration of transfer, exchange or payment, and any Serial Mortgage Note issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co.), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

No.                                          $

                   California Petroleum Transport Corporation
                  ___% First Preferred Mortgage Notes Due ____

                      Payable from Charterhire Payments by
                         CHEVRON TRANSPORT CORPORATION
                  Whose Charter Obligations are Guaranteed by
                              CHEVRON CORPORATION


          California Petroleum Transport Corporation, a Delaware Corporation ("California Petroleum"), for value received hereby promises to pay to ____________ or registered assigns the principal sum of __________ Dollars at the office or agency of Chemical Trust Company of California (the "Indenture Trustee") or its paying agent under the Serial Indenture dated as of {DATE}, 1995 among California Petroleum, solely for purposes of the Trust Indenture Act of 1939, as amended, Chevron Corporation ("Chevron"), and the Indenture Trustee (the "Serial Indenture"; terms defined in the Serial Indenture are used herein as so defined) maintained for such purpose in New York on ____, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on ______ and ________ of each year, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the _________ or the __________, as the case may be, next preceding the date of this Serial Mortgage Note to which interest on the Serial Mortgage Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Serial Mortgage Notes has been paid or duly provided for, in which case from the date of this Serial Mortgage Note, or unless no interest has been paid or duly provided for on the Serial Mortgage Notes, in which case from ________, 1995 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any ________ or ________ and before the following ________ or _________, as the case may be, this Serial Mortgage Note shall bear interest from such ________ or _______; provided that, if California Petroleum shall default in the payment of interest due on such _________ or ________ then this Serial Mortgage Note shall bear interest from the next preceding __________ or _________ to which interest on the Serial Mortgage Notes has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Serial Mortgage Notes since the original issue date of this Serial Mortgage Note, from ________, 1995. The interest so payable on any _________ or _________ will, except as otherwise provided in the Serial Indenture, be paid to the person in whose name this Serial Mortgage Note is registered at the close of business on the ________ or _________ preceding such ________ or ___________, whether or not such day is a Business Day.

          Interest is payable on demand at the Default Rate on any overdue payment of principal of, interest or any other amount payable on this Serial Mortgage Note from the due date for such payment to the date such amount is paid in full.

          If any amount payable under this Serial Mortgage Note or under the Serial Indenture falls due on a day that is not a Business Day, then such amount shall be payable on the next succeeding Business Day without additional interest thereon for the period of such extension (provided that payment is made on such next succeeding Business Day).

          Reference is made to the further provisions of this Serial Mortgage Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Serial Mortgage Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Indenture Trustee acting under the Serial Indenture.

          IN WITNESS WHEREOF, California Petroleum has caused this instrument to be duly executed under its corporate seal.


Dated:

[Seal]
                              ______________________________

                              ______________________________

                   [FORM OF REVERSE OF SERIAL MORTGAGE NOTE]

                   California Petroleum Transport Corporation

                  ___% First Preferred Mortgage Notes Due ____

                      Payable from Charterhire Payments by
                         CHEVRON TRANSPORT CORPORATION
                  Whose Charter Obligations are Guaranteed by
                              CHEVRON CORPORATION


          This Serial Mortgage Note is one of a duly authorized issue of debt securities of California Petroleum maturing serially from 1996 to 2006, limited as to the maturity hereof to the aggregate principal amount of $_____, and limited as to all maturities of Serial Mortgage Notes to the aggregate principal amount of $167,500,000 (except as otherwise provided in the Serial Indenture), issued or to be issued pursuant to the Serial Indenture. Reference is hereby made to the Serial Indenture, all indentures supplemental thereto and the Collateral Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Indenture Trustee, California Petroleum, Chevron and the holders of the Serial Mortgage Notes.

          This Serial Mortgage Note is secured by the Collateral pursuant to the Collateral Agreement and the other Security Documents. Each holder of this Serial Mortgage Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including without limitation the provisions providing for the release of the Collateral provided for herein and therein) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Indenture Trustee and the Collateral Trustee to perform their respective obligations and exercise their respective rights under the Collateral Agreement and the other Security Documents in accordance therewith; provided that in the event the terms thereof limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act shall control.

          In case an Indenture Event of Default shall have occurred and be continuing, the principal of all the Serial Mortgage Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Serial Indenture. The Serial Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Serial Mortgage Notes then Outstanding and that, prior to any such declaration, such holders may waive any past default under the Serial Indenture and its consequences except a default in the payment of principal of or interest on any of the Serial Mortgage Notes. Any such consent or waiver by the holder of this Serial Mortgage Note (unless revoked as provided in the Serial Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Serial Mortgage Note and any Serial Mortgage Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Serial Mortgage Note or such other Serial Mortgage Notes.

          The Serial Indenture permits California Petroleum, Chevron and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Serial Mortgage Notes at the time Outstanding, evidenced as provided in the Serial Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Serial Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Serial Mortgage Notes; provided that no such supplemental indenture shall (a) extend the final maturity or redemption dates of any Serial Mortgage Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on the redemption hereof, or impair or affect the rights of any Serial Noteholder to institute suit for the payment thereof without the consent of the holder of each Serial Mortgage Note so affected; or (b) reduce the aforesaid percentage of Serial Mortgage Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Serial Mortgage Notes then Outstanding; provided further that no such supplemental indenture shall (i) change in any manner or eliminate Sections 3.5, 3.8 or 3.9 of the Serial Indenture or any of the Indenture Events of Default set forth in Section 4.1 thereof or (ii) effect any of the modifications described in clause (a) or (b) above, without the consent pursuant to Section 7.03(b) of the Collateral Agreement of the Collateral Trustee and the holders of a majority in aggregate principal amount of Term Mortgage Notes outstanding under the Term Indenture.

          No reference herein to the Serial Indenture and no provision of this Serial Mortgage Note or of the Serial Indenture shall alter or impair the obligation of California Petroleum, which is absolute and unconditional, to pay the principal of and interest on this Serial Mortgage Note at the place, times, and rate, and in the currency, herein prescribed.

          The Serial Mortgage Notes are issuable only as registered Serial Mortgage Notes without coupons in denominations of $_____ and any multiple of $1,000.

          Serial Mortgage Notes may be exchanged for a like aggregate principal amount of Serial Mortgage Notes of other authorized denominations at the office or agency of the Indenture Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Serial Indenture.

          Upon due presentment for registration of transfer of this Serial Mortgage Note as provided in the Serial Indenture, a new Serial Mortgage Note or Serial Mortgage Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Serial Indenture. No service charge shall be made for any such transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Serial Mortgage Notes are also subject to redemption in relevant part at 100% of the principal amount thereof together with accrued interest to the date fixed for redemption, all as provided in the Serial Indenture if a Total Loss occurs or is declared with respect to a Vessel. The aggregate principal amount of each series of Serial Mortgage Notes to be redeemed pursuant to this paragraph shall equal the Allocated Principal Amount of such Serial Mortgage Notes for the related Vessel. The redemption date for any redemption pursuant to this paragraph shall be the date which is 90 days after the occurrence of the Total Loss.

          Subject to payment by California Petroleum of a sum sufficient to pay the amount due on redemption, interest on this Serial Mortgage Note (or portion hereof if this Serial Mortgage Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Serial Mortgage Note (or portion hereof if this Serial Mortgage Note is redeemed in part).

          California Petroleum, Chevron, the Indenture Trustee, and any authorized agent of California Petroleum, Chevron or the Indenture Trustee, may deem and treat the registered holder hereof as the absolute owner of this Serial Mortgage Note (whether or not this Serial Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than California Petroleum or the Indenture Trustee or any authorized agent of California Petroleum or the Indenture Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither California Petroleum nor Chevron nor the Indenture Trustee nor any authorized agent of California Petroleum or Chevron or the Indenture Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Serial Mortgage Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Serial Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of California Petroleum or of any successor corporation, either directly or through California Petroleum or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. Each holder of this Serial Mortgage Note, by its acceptance thereof, consents and agrees that the Serial Mortgage Notes are not obligations of, and are not guaranteed by, Chevron Transport Corporation or Chevron Corporation.

          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


          This is one of the Serial Mortgage Notes described in the within-mentioned Serial Indenture.


                              Chemical Trust Company of
                                California, as Indenture
                                Trustee

                              ________________________
                                    Authorized Officer

                                      A-7